Exhibit 99.1
News Release

Lawrence R. Pentis Joins The Commerce Group, Inc.
Will Assume Senior Property & Casualty Leadership Position

WEBSTER, Mass., November 6, 2006 - The Commerce Group, Inc. (NYSE:CGI) today announced that Lawrence R. Pentis of San Francisco, California will join the Company’s senior executive team. He will be responsible for insurance operations outside of Massachusetts as the Executive Vice President and Chief Operating Officer of American Commerce Insurance Company and Commerce West Insurance Company. In this new role, Pentis, a former executive of the California State Automobile Association (an AAA association serving millions of members in Northern California, Nevada, and Utah), will focus on the development and growth of this critical business segment.

“We are very pleased to have Larry, a seasoned and successful professional, join our team as we continue to focus on the two distinct segments of our business,” said Gerald Fels, President, Chief Executive Officer and Chairman of the Board of The Commerce Group, Inc. “Larry’s skills and experience in the national marketplace will further strengthen the expansion efforts we have undertaken to date.”

“Larry’s hiring, together with the recent appointment of James A. Ermilio as Executive Vice President of Massachusetts Insurance Operations, will position us to accomplish the dual goals of maintaining our leading market share in Massachusetts and accelerate our expansion efforts outside of the state,” said Fels. “These steps will continue moving Commerce forward as the industry changes and grows.”

Pentis brings significant insurance industry experience to Commerce, most recently serving as Senior Vice President, Insurance Operations, for the California State Automobile Association (“CSAA”). During his 17 years at CSAA, he managed a wide variety of functions, including product management, underwriting and claims. More recently, Mr. Pentis substantially expanded CSAA’s business from writing in three states to being a major player in sixteen states over a three year period. He also held senior positions in investments and taxation, financial administration, and products and pricing.

Pentis graduated with a Bachelor of Arts in Business Economics from U.C. Santa Barbara and received his Master of Business Taxation and his Juris Doctorate from the University of Southern California. He also received an Advanced Management degree from the Harvard Graduate School of Business Administration.

Pentis will join the Commerce Group in January 2007.

About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2005 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

Forward-Looking Statements

This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.

These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "will," "could," "likely," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves.

Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

• the possibility of severe weather, terrorism and other adverse catastrophic experiences;
• adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;
• adverse state and federal regulations and legislation;
• adverse judicial decisions;
• adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
• fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;

• premium rate making decisions for private passenger automobile policies in Massachusetts;
• potential rate filings;
• heightened competition;
• our concentration of business within Massachusetts and within the personal automobile line of business;
• market disruption in Massachusetts, if competitors exited the market or become insolvent;
• the cost and availability of reinsurance;
• our ability to collect on reinsurance and the solvency of our reinsurers;
• the effectiveness of our reinsurance strategies;
• telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
• our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody's and Fitch;
• our ability to attract and retain independent agents;
• our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;
• our dependence on a key third party service vendor for our automobile business in Massachusetts;
• our dependence on our executive officers; and
• the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

CONTACT INFORMATION:

The Commerce Group, Inc.
Randy Becker, SVP & CFO
1-508-949-4129